Exhibit B
                             CSW International, Inc.
                           Consolidated Balance Sheet
                                 June 30, 2000
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
       Electric distribution plant                      $ 1,469,426
       General plant                                        358,725
                                                    ----------------
             Total Electric Plant                         1,828,151
       Less - Accumulated depreciation                     (680,203)
                                                    ----------------
             Total Fixed Assets                           1,147,948

Current Assets
       Cash and cash equivalents                            130,919
       Short-term investments                                12,632
       Accounts receivable                                  100,898
       Notes receivable                                      56,483
       Inventories                                           15,950
       Other current assets                                  53,098
                                                    ----------------
             Total Current Assets                           369,980

Other Assets
       Goodwill                                           1,227,198
       Prepaid benefit costs                                 54,508
       Notes receivable                                      28,697
       Equity investments and other                         271,227
                                                     ---------------
             Total Other Assets                           1,581,630

             Total Assets                               $ 3,099,558
                                                     ===============

CAPITALIZATION AND LIABILITIES
Capitalization
       Common stock                                             $ 1
       Paid-in capital                                      829,000
       Retained earnings                                    298,586
       Foreign currency translation and other               (59,395)
                                                     ---------------
                                                          1,068,192

       Long-term debt                                     1,118,534


Current Liabilities
       Accounts payable                                     103,827
       Advances from affiliates                             182,123
       Accrued interest payable                              41,039
       Loan notes                                            20,706
       Accrued taxes payable                                 89,309
       Customer prepayments                                  28,403
       Other                                                153,714
                                                    ----------------
                                                            619,121
Deferred Credits
       Deferred tax liability                               267,915
       Other                                                 25,796
                                                    ----------------
             Total Deferred Credits                         293,711

                                                    ----------------
             Total Capitalization and Liabilities       $ 3,099,558
                                                    ================